Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-64248 and Form S-3 No. 333-165824), pertaining to the Bank of Hawaii Corporation Dividend Reinvestment and Stock Purchase Plan;

(2)
Registration Statements (Form S-8 No. 33-54777, Form S-8 No. 333-80127 and Form S-8 No. 33-61134), pertaining to the Pacific Century Financial Corporation Stock Option Plan of 1994 (formerly the Bancorp Hawaii, Inc. Stock Option Plan of 1994);

(3)
Registration Statements (Form S-8 No. 2-96329, Form S-8 No. 33-29872, Form S-8 No. 33-49836, Form S-8 No. 33-57267 and Form S-8 No. 333-165825), pertaining to the Bank of Hawaii Retirement Savings Plan (formerly the Pacific Century Financial Corporation Profit Sharing Plan);

(4)
Registration Statement (Form S-8 No. 333-02835), pertaining to the Pacific Century Financial Corporation Directors’ Stock Compensation Program (formerly the Bancorp Hawaii, Inc. Director Stock Compensation Program);

(5)	Registration Statements (Form S-8 No. 333-115325, Form S-8 No. 333-143295 and Form S-8 No. 333-176463), pertaining to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan; and

(6)	Registration Statement (Form S-8 No. 333-197674) pertaining to the Bank of Hawaii Corporation 2014 Stock and Incentive Plan;
of our reports dated February 24, 2015, with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Bank of Hawaii Corporation included in this Annual Report (Form 10-K) of Bank of Hawaii Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Honolulu, Hawaii February 24, 2015